As filed with the Securities and Exchange Commission on March 28, 1996
                                                     Registration No. 33-_______

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                           ----------------------
                            CHEVRON CORPORATION
          (Exact name of registrant as specified in its charter)

                   Delaware                                  94-0890210
           -------------------------                    -------------------
           (State or other juris-                       (I.R.S. Employer
           diction of incorporation)                 Identification No.)

               575 Market Street
               San Francisco, CA                                94105
      ----------------------------------------           ------------------
      (Address of principal executive offices)                (Zip Code)

            Chevron Corporation Performance Stock Option Program
            ----------------------------------------------------
                          (Full title of the plan)

       Lydia I. Beebe                                      Copy to:
     Chevron Corporation                                  Terry M. Kee
     575 Market Street                                 Shannon M. Hernandez
  San Francisco, CA  94105                       Pillsbury Madison & Sutro LLP
    (415) 894-7700                                         P.O. Box 7880
----------------------------                     San Francisco, California 94120
(Name, address and telephone                                (415) 983-1000
number of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed       Proposed
                                      maximum        maximum
                                      offering       aggregate     Amount of
Title of securities     Amount to be  price          offering      registration
to be registered        registered    per share      price(1)      fee(1)
----------------------  ------------  ---------  ----------------  -------------
Common Stock,
  par value $1.50
    per share             4,800,000    $51.875    $249,000,000.00    $85,862.67
--------------------------------------------------------------------------------
Rights to purchase
  Preferred Stock(2)      4,800,000      N/A             N/A             N/A
--------------------------------------------------------------------------------
Total Registration Fee       N/A         N/A             N/A         $85,862.67
================================================================================
(1) Calculated pursuant to Rule 457(h).

(2) Associated with the Common Stock are Rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

                           ----------------------
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                    PART I

ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

             (a) The Registrant's Annual Report on Form 10-K (File No. 1-368-2) for the fiscal year ended December 31, 1995.

             (b) The Registrant's By-Laws, as amended July 27, 1994, containing a description of the common stock, filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter and six month period ended June 30, 1994; the Rights Agreement dated as of November 22, 1988 between the Registrant and Manufacturers Hanover Trust Company of California, as Rights Agent, containing a description of the Rights to purchase Preferred Stock, filed as Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated November 22, 1988; and Amendment No. 1 dated as of December 7, 1989 to the Rights Agreement dated as of November 22, 1988 between the Registrant and Manufacturers Hanover Trust Company of California as Rights Agent, filed as Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated December 7, 1989.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of Chevron's restated Certificate of Incorporation provides as follows:

         "1. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

         2. To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was or is a Corporate Servant.

         3. In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article IX, which shall be enforceable as contract rights and inure to the benefit of heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article IX shall adversely affect any right existing at the time of such repeal or modification.

         4. The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defendant Proceedings and to purchase and maintain insurance on their behalf whether or not the Corporation would have the power to indemnify them under the provisions of this Article IX or otherwise.

         5. Any right or privilege conferred by or pursuant to the provisions of this Article IX shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

         6.  As used in this Article IX:

             (a) 'Corporate Servant' means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

             (b) 'Corporation Law' means the General Corporation Law of the State of Delaware, as from time to time amended;

             (c) 'indemnify' means to hold harmless against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

             (d) 'Proceeding' means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

             (e) 'request of the Corporation' includes any written authorization by an officer of the Corporation."

             Section 145 of the General Corporation Law of the State of Delaware, in which Chevron is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.

             The directors and officers of Chevron are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; Chevron is similarly insured with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and Chevron's by-law provisions.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         See Index to Exhibits.


ITEM 9.   UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Regis-tration Statement; provided, however, that paragraphs (a)(1)(A) and
         (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incor-porated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on the 28th day of March 1996.

                                              CHEVRON CORPORATION



                                             By        KENNETH T. DERR*
                                                --------------------------------
                                                       Kenneth T. Derr
                                                    Chairman of the Board


                                            *By      /s/ Lydia I. Beebe
                                                --------------------------------
                                                Lydia I. Beebe, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 28th day of March 1996.


PRINCIPAL EXECUTIVE OFFICERS (AND DIRECTORS)


          KENNETH T. DERR*
 ----------------------------------
          Kenneth T. Derr
       Chairman of the Board


        JAMES N. SULLIVAN*
 ----------------------------------
        James N. Sullivan
    Vice-Chairman of the Board


PRINCIPAL FINANCIAL OFFICER

        MARTIN R. KLITTEN*
-----------------------------------
        Martin R. Klitten
       Vice-President and
     Chief Financial Officer


PRINCIPAL ACCOUNTING OFFICER


        DONALD G. HENDERSON*
-----------------------------------
        Donald G. Henderson
        Vice-President and
           Comptroller


DIRECTORS

        SAMUEL H. ARMACOST*
-----------------------------------
        Samuel H. Armacost
            Director

         RAYMOND E. GALVIN*
-----------------------------------
         Raymond E. Galvin
    Vice-President and Director


            SAM GINN*
-----------------------------------
            Sam Ginn
            Director


          CARLA A. HILLS*
-----------------------------------
          Carla A. Hills
            Director


        CHARLES M. PIGOTT*
-----------------------------------
        Charles M. Pigott
            Director


        CONDOLEEZZA RICE*
-----------------------------------
        Condoleezza Rice
            Director


     GEORGE H. WEYERHAEUSER*
-----------------------------------
     George H. Weyerhaeuser
            Director


         JOHN A. YOUNG*
-----------------------------------
         John A. Young
            Director



*By       /s/ Lydia I. Beebe
   --------------------------------
   Lydia I. Beebe, Attorney-in-Fact

                              INDEX TO EXHIBITS

                                                                   Sequentially
Exhibit Number                                                     Numbered Page
--------------                                                     -------------
   4.1                 Rights Agreement dated as of                      -
                       November 22, 1988 between Chevron
                       Corporation and Manufacturers
                       Hanover Trust Company of
                       California, as Rights Agent,
                       filed as Exhibit 4 to Chevron
                       corporation's Current Report on
                       Form 8-K dated November 22, 1988
                       and incorporated herein by
                       reference.

   4.2                 Amendment No. 1 dated as of                       -
                       December 7, 1989 to Rights
                       Agreement dated as of November 22,
                       1988 between Chevron Corporation and
                       Manufacturers Hanover Trust Company of
                       California, as Rights Agent, filed as
                       Exhibit 4.0 to Chevron Corporation's
                       Current Report on Form 8-K, dated
                       December 7, 1989, and incorporated
                       herein by reference.

  5.1                  Opinion regarding legality of the                 9
                       securities being offered

 23.1                  Consent of Pillsbury Madison & Sutro              -
                       LLP (included in Exhibit 5.1)

 23.2                  Consent of Price Waterhouse LLP                  10

 23.3                  Consent of KPMG Peat Marwick LLP                 11

 24.1                  Powers of Attorney for directors and             12
  to                   certain officers of Chevron Corporation,
24.12                  authorizing the signing of the registration
                       statement on Form S-8 on their behalf.